Exhibit 99.1

WHITESTONE REIT

REPORTS Third QUARTER AND YEAR-TO-DATE 2025 RESULTS

Houston, Texas, October 29, 2025- Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the third quarter and year-to-date of 2025. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sun Belt. For the three months ended September 30, 2025 and 2024, Net income attributable to common shareholders per diluted share was $0.35 and $0.15, respectively.

“Whitestone is solidly on track to deliver on its peer leading long-term Core FFO per share growth target of 5-7%.  Operational excellence combined with the 2nd highest percentage of shop space within the peer group has enabled Whitestone to deliver compounded annual growth in excess of 5% for Core FFO per share since 2021.  Today management is reiterating its intention to extend that track record.  Whitestone has also moved its Green Street portfolio Trade Area Power (TAP) score up by the greatest percentage versus its peer set over the past 3 years as growth within Texas and Arizona pairs with Whitestone’s capital recycling program to enhance our property values and value for our shareholders.”

– Dave Holeman, Chief Executive Officer

Third Quarter 2025 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $41.0 million versus $38.6 million for the third quarter of 2024.
•	Net Income attributable to common shareholders of $18.3 million, or $0.35 per diluted share, versus $7.6 million, or $0.15 per diluted share for the third quarter of 2024.
•	Core Funds from Operations (“Core FFO”) of $13.7 million versus $13.0 million for the third quarter of 2024.
•	Core FFO per diluted share was $0.26 versus $0.25 for the third quarter of 2024.
•	Funds From Operations (“FFO”) of $12.9 million versus $13.0 million for the third quarter of 2024.
•	FFO per diluted share of $0.24 versus $0.25 for the third quarter of 2024.
•	EBITDAre of $22.5 million versus $21.6 million for the third quarter of 2024.
•	Same-Store Net Operating Income (“NOI”) grew 4.8% to $25.6 million versus $24.4 million for the third quarter of 2024.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 8.2% to $25.59, compared to the prior year quarter.

Year-to-date Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $116.9 million versus $113.4 million for the same period in 2024.
•	Net Income attributable to commons shareholders of $27.1 million, or $0.52 per diluted share, versus $19.6 million, or $0.38 per diluted share for the same period in 2024.
•	Core Funds from Operations (“Core FFO”) of $40.3 million versus $37.8 million for the same period in 2024.
•	Core FFO per diluted share was $0.77 versus $0.73 for the third quarter of 2024.
•	Funds From Operations (“FFO”) of $39.5 million versus $36.1 million for the same period in 2024.
•	FFO per diluted share was $0.75 versus $0.70 for the same period in 2024.
•	EBITDAre of $65.7 million versus $62.3 million for the same period in 2024.
•	Same-Store Net Operating Income (“NOI”) grew 3.9% to $73.2 million versus $70.4 million for the same period in 2024.

Operating Results

For the three-month periods ending September 30, 2025 and 2024, the Company’s operating highlights were as follows:

	Third Quarter 2025	Third Quarter 2024
Occupancy:
Wholly Owned Properties – All	94.2%	94.1%
>10,000 Sq Ft Occupancy	98.0%	97.4%
≤ 10,000 Sq Ft Occupancy	92.0%	92.2%
Same Store Property Net Operating Income Change (1)	4.8%	4.6%
Rental Rate Growth - Total (GAAP Basis):	19.3%	25.3%
New Leases	22.5%	22.7%
Renewal Leases	18.6%	25.9%
Leasing Transactions:
Number of New Leases	21	26
New Leases - Lease Term Revenue (millions)	$15.7	$7.6
Number of Renewal Leases	47	46
Renewal Leases - Lease Term Revenue (millions)	$13.3	$15.3

Balance Sheet and Debt Metrics

•

As of September 30, 2025, Whitestone had total debt of $646.0 million, along with capacity and availability of $308.9 million and $223.6 million, respectively, under its $375 million revolving credit facility.

•	As of September 30, 2025, the Company has undepreciated real estate assets of $1.3 billion.

Dividend

On August 28, 2025, the Company declared a quarterly cash distribution of $0.135 per common share and OP unit for the fourth quarter of 2025, to be paid in three equal installments of $0.045 in October, November, and December of 2025.

2025 Full Year Guidance

The Company has updated its 2025 full-year guidance for net income attributable to Whitestone REIT, same store net operating income growth, and bad debt as a percentage of revenue. The guidance update is as follows:

	Q3 2025 Revised Guidance	2025 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT (1)	$30,913 - $33,023	$17,135 - $19,219
Core FFO (1)	$54,158 - $56,268	$54,158 - $56,268

Net income attributable to Whitestone REIT per share (1)	$0.59 - $0.63	$0.33 - $0.37
Core FFO per diluted share and OP Unit (2)	$1.03 - $1.07	$1.03 - $1.07

Key Drivers:
Same store net operating income growth (3)	3.5% - 4.5%	3.0% - 4.5%
Bad debt as a percentage of revenue	0.60% - 0.90%	0.75% - 1.00%
General and administrative expense	$20,800 - $22,800	$20,800 - $22,800
Interest expense	$33,000 - $34,000	$32,000 - $33,000
Ending occupancy	94.0% - 95.0%	94.0% - 95.0%

(1)

The guidance does not include any potential gains or losses that may occur in the fourth quarter, including but not limited to, gains or losses from asset sales and collection of receivables from partnership redemption.

(2)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure. Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.

(3)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of September 30, 2025, Whitestone wholly owned 55 Community-Centered Properties™ with 4.8 million square feet of gross leasable area (“GLA”). Five of the 55 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas and 24 in Arizona. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (7), Dallas-Fort Worth (10), Houston (11), Phoenix (24), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities.

At the end of the third quarter, the Company’s diversified tenant base was comprised of 1,458 tenants, with the largest tenant accounting for only 2.2% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, October 30, 2025, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Saturday, November 15, 2025. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13747767

Supplemental Financial Information

The third quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to national, international, regional and local economic conditions, including impacts and uncertainty from trade disputes and tariffs on goods imported to the United States and goods exported to other countries; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, particularly in Austin, Houston, Dallas, San Antonio, Scottsdale and Phoenix in particular, including the potential impact of public health emergencies, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; our current geographic concentration in the Austin, Houston, Dallas, San Antonio, Scottsdale and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all; and the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024

ASSETS
Real estate assets, at cost
Property	$1,295,374	$1,248,223
Accumulated depreciation	(259,530)	(246,534)
Total real estate assets	1,035,844	1,001,689
Cash and cash equivalents	6,848	5,224
Restricted cash	—	10,146
Escrows and deposits	4,293	4,006
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	34,090	33,820
Receivable from partnership redemption	31,643	31,643
Receivable due from related party	1,327	15,186
Unamortized lease commissions, legal fees and loan costs	17,282	14,693
Prepaid expenses and other assets(2)	4,678	7,805
Finance lease right-of-use assets	10,341	10,427
Total assets	$1,146,346	$1,134,639

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$641,626	$631,518
Accounts payable and accrued expenses(3)	40,871	40,703
Payable due to related party	1,535	1,577
Tenants' security deposits	9,469	9,295
Dividends and distributions payable	6,974	6,931
Finance lease liabilities	751	781
Total liabilities	701,226	690,805
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 51,019,286 and 50,690,163 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	51	51
Additional paid-in capital	639,101	637,946
Accumulated deficit	(199,141)	(205,557)
Accumulated other comprehensive income (loss)	(520)	5,713
Total Whitestone REIT shareholders' equity	439,491	438,153
Noncontrolling interest in subsidiary	5,629	5,681
Total equity	445,120	443,834
Total liabilities and equity	$1,146,346	$1,134,639

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$16,773	$17,285
Accrued rents and other recoveries	29,804	29,964
Allowance for doubtful accounts	(13,601)	(14,720)
Other receivables	1,114	1,291
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$34,090	$33,820

(2) Operating lease right of use assets (net)	$1,158	$59
(3) Operating lease liabilities	$1,157	$58

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Rental(1)	$40,828	$38,107	$115,904	$112,328
Management, transaction, and other fees	220	526	1,039	1,116
Total revenues	41,048	38,633	116,943	113,444

Operating expenses
Depreciation and amortization	8,331	8,921	26,172	26,242
Operating and maintenance	7,944	7,303	22,131	20,667
Real estate taxes	5,331	4,838	13,548	12,988
General and administrative	5,319	4,878	15,683	17,610
Total operating expenses	26,925	25,940	77,534	77,507

Other expenses (income)
Interest expense	8,658	8,506	25,046	25,813
Loss on extinguishment of debt	797	—	797	—
Gain on sale of properties	(13,967)	(3,762)	(14,174)	(10,212)
(Gain) loss on disposal of assets	(56)	111	97	183
Interest, dividend and other investment income	(5)	(3)	(140)	(15)
Total other expenses (income)	(4,573)	4,852	11,626	15,769

Income before equity investment in real estate partnership and income tax	18,696	7,841	27,783	20,168

Deficit in earnings of real estate partnership	—	—	—	(28)
Provision for income tax	(131)	(118)	(352)	(327)
Net income	18,565	7,723	27,431	19,813

Less: Net income attributable to noncontrolling interests	232	99	343	257

Net income attributable to Whitestone REIT	$18,333	$7,624	$27,088	$19,556

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.36	$0.15	$0.53	$0.39
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.35	$0.15	$0.52	$0.38

Weighted average number of common shares outstanding:
Basic	51,018	50,297	50,936	50,067
Diluted	52,079	51,305	51,894	51,106

Consolidated Statements of Comprehensive Income (Loss)

Net income	$18,565	$7,723	$27,431	$19,813

Other comprehensive loss

Unrealized loss on cash flow hedging activities	(831)	(8,946)	(6,312)	(3,296)

Comprehensive income	17,734	(1,223)	21,119	16,517

Less: Net income attributable to noncontrolling interests	232	99	343	257
Less: Comprehensive loss attributable to noncontrolling interests	(10)	(115)	(79)	(41)

Comprehensive income (loss) attributable to Whitestone REIT	$17,512	$(1,207)	$20,855	$16,301

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(1) Rental
Rental revenues	$28,479	$27,114	$83,534	$81,350
Recoveries	12,404	11,338	33,149	32,009
Bad debt	(55)	(345)	(779)	(1,031)
Total rental	$40,828	$38,107	$115,904	$112,328

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$27,431	$19,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,172	26,242
Amortization of deferred loan costs	857	823
Gain on sale of properties	(14,174)	(10,212)
Loss on disposal of assets	97	183
Bad debt	779	1,031
Share-based compensation	3,287	2,805
Deficit in earnings of real estate partnership	—	28
Amortization of right-of-use assets - finance leases	86	65
Loss on extinguishment of debt	797	—
Changes in operating assets and liabilities:
Escrows and deposits	(437)	6,238
Accrued rents and accounts receivable	(1,049)	(2,980)
Receivable due from related party	226	(40)
Unamortized lease commissions, legal fees and loan costs	(2,174)	(1,992)
Prepaid expenses and other assets	(1,872)	1,705
Accounts payable and accrued expenses	(5,252)	(4,114)
Payable due to related party	(42)	—
Tenants' security deposits	174	561
Net cash provided by operating activities	34,907	40,156
Cash flows from investing activities:
Acquisitions of real estate	(47,744)	(50,137)
Additions to real estate	(17,180)	(15,485)
Proceeds from sales of property	24,365	46,444
Receipt of funds from real estate partnership for loan repayment	13,633	—
Net cash used in investing activities	(26,926)	(19,178)
Cash flows from financing activities:
Distributions paid to common shareholders	(20,548)	(18,325)
Distributions paid to OP unit holders	(261)	(240)
Proceeds from issuance of common shares, net of offering costs	—	7,620
Payments of exchange offer costs	—	(81)
Net payments of revolving credit facility	(58,909)	(17,000)
Proceeds from borrowings under unsecured term loan	375,000	—
Repayment of borrowings under unsecured term loan	(285,000)	—
Repayments of notes payable	(17,572)	(47,950)
Repurchase of common shares	(2,268)	(2,641)
Payment of finance lease liability	(30)	(18)
Proceeds from notes payable	—	56,340
Payment of loan origination costs	(6,915)	(789)
Net cash used in financing activities	(16,503)	(23,084)
Net decrease in cash, cash equivalents and restricted cash	(8,522)	(2,106)
Cash, cash equivalents and restricted cash at beginning of period	15,370	4,640
Cash, cash equivalents and restricted cash at end of period (1)	$6,848	$2,534

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Supplemental disclosure of cash flow information:
Cash paid for interest	$25,256	$25,384
Cash paid for taxes	$457	$432
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$330	$29
Financed insurance premiums	$—	$2,638
Value of shares issued under dividend reinvestment plan	$81	$56
Value of common shares exchanged for OP units	$55	$355
Change in fair value of cash flow hedge	$(6,312)	$(3,296)
Accrued capital expenditures	$2,437	$1,439
Receivable from partnership redemption	$—	$31,643
Recognition of finance lease liability	$—	$86
Recognition of operating lease liability	$1,220	$—

	September 30,
	2025	2024
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$6,848	$2,534
Restricted cash	—	—
Total cash, cash equivalents and restricted cash	$6,848	$2,534

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$18,333	$7,624	$27,088	$19,556
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,313	8,904	26,122	26,169
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	—	—	111
(Gain) loss on disposal of assets	(56)	111	97	183
Gain on sale of properties	(13,967)	(3,762)	(14,174)	(10,212)
Net income attributable to noncontrolling interests	232	99	343	257
FFO (NAREIT)	$12,855	$12,976	$39,476	$36,064
Adjustments to reconcile to Core FFO:
Proxy contest costs	—	—	—	1,757
Extinguishment of debt costs	797	—	797	—
Core FFO	$13,652	$12,976	$40,273	$37,821

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$12,855	$12,976	$39,476	$36,064
Core FFO	$13,652	$12,976	$40,273	$37,821
Denominator:
Weighted average number of total common shares - basic	51,018	50,297	50,936	50,067
Weighted average number of total noncontrolling OP units - basic	643	649	643	654
Weighted average number of total common shares and noncontrolling OP units - basic	51,661	50,946	51,579	50,721

Effect of dilutive securities:
Unvested restricted shares	1,061	1,008	958	1,039
Weighted average number of total common shares and noncontrolling OP units - diluted	52,722	51,954	52,537	51,760

FFO per common share and OP unit - basic	$0.25	$0.25	$0.77	$0.71
FFO per common share and OP unit - diluted	$0.24	$0.25	$0.75	$0.70

Core FFO per common share and OP unit - basic	$0.26	$0.25	$0.78	$0.75
Core FFO per common share and OP unit - diluted	$0.26	$0.25	$0.77	$0.73

(1)	Includes pro-rata share attributable to real estate partnership through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the nine months ended September 30, 2024 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$18,333	$7,624	$27,088	$19,556
General and administrative expenses	5,319	4,878	15,683	17,610
Depreciation and amortization	8,331	8,921	26,172	26,242
Deficit in earnings of real estate partnership (1)	—	—	—	28
Interest expense	8,658	8,506	25,046	25,813
Loss on extinguishment of debt	797	—	797	—
Interest, dividend and other investment income	(5)	(3)	(140)	(15)
Provision for income taxes	131	118	352	327
Gain on sale of properties	(13,967)	(3,762)	(14,174)	(10,212)
(Gain) loss on disposal of assets	(56)	111	97	183
NOI of real estate partnership (pro rata)(1)	—	—	—	183
Net income attributable to noncontrolling interests	232	99	343	257
NOI	$27,773	$26,492	$81,264	$79,972
Non-Same Store NOI (2)	(1,193)	(781)	(5,236)	(5,821)
NOI of real estate partnership (pro rata) (1)	—	—	—	(183)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	26,580	25,711	76,028	73,968
Same Store straight-line rent adjustments	(721)	(709)	(1,958)	(2,613)
Same Store amortization of above/below market rents	(207)	(310)	(355)	(629)
Same Store lease termination fees	(61)	(280)	(506)	(298)
Same Store NOI (3)	$25,591	$24,412	$73,209	$70,428

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the nine months ended September 30, 2024 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended September 30, 2025 to the three months ended September 30, 2024, Non-Same Store includes properties acquired between July 1, 2024, and September 30, 2025 and properties sold between July 1, 2024 and September 30, 2025, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2025 to the nine months ended September 30, 2024, Non-Same Store includes properties acquired between January 1, 2024 and September 30, 2025 and properties sold between January 1, 2024 and September 30, 2025, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended September 30, 2025 to the three months ended September 30, 2024, Same Store includes properties owned before July 1, 2024 and not sold before September 30, 2025. For purposes of comparing the nine months ended September 30, 2024 to the nine months ended September 30, 2024, Same Store includes properties owned before January 1, 2024 and not sold before September 30, 2025. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$18,333	$7,624	$27,088	$19,556
Depreciation and amortization	8,331	8,921	26,172	26,242
Interest expense	8,658	8,506	25,046	25,813
Loss on extinguishment of debt	797	—	797	—
Provision for income taxes	131	118	352	327
Net income attributable to noncontrolling interests	232	99	343	257
Deficit in earnings of real estate partnership (1)	—	—	—	28
EBITDAre adjustments for real estate partnership (1)	—	—	—	136
Gain on sale of properties	(13,967)	(3,762)	(14,174)	(10,212)
(Gain) loss on disposal of assets	(56)	111	97	183
EBITDAre	$22,459	$21,617	$65,721	$62,330

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the nine months ended September 30, 2024 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2025
(in thousands, except per share and per unit data)

	Projected Range Full Year 2025
	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$30,913	$33,023
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	36,110	36,110
Gain on sale of properties	(14,174)	(14,174)
Loss on disposal of assets	97	97
Net income attributable to noncontrolling interests	415	415
FFO	$53,361	$55,471
Adjustments to reconcile to Core FFO
Debt Extinguishment	797	797
Core FFO (1)	$54,158	$56,268
Denominator:
Diluted shares	52,084	52,084
OP Units	649	649
Diluted share and OP Units	52,733	52,733

Net income attributable to Whitestone REIT per diluted share	$0.59	$0.63

FFO per diluted share and OP Unit	$1.01	$1.05

Core FFO per diluted share and OP Unit (1)	$1.03	$1.07

(1)

The guidance does not include any potential gains or losses that may occur in the fourth quarter, including but not limited to, gains or losses from asset sales and collection of receivables from partnership redemption.